Exhibit 10.1
Purchase Agreement

THIS PURCHASE AGREEMENT (the “Agreement”) dated this 28th day of May, 2008

BETWEEN:

John Mastoloni, Owner and President of M2-Systems, LLC, a Connecticut Corporation, of 200 Myrtle Street, New Britain, Connecticut (the ‘Seller’)
OF THE FIRST PART

-AND-

Kelyniam Global, Inc., a Nevada Corporation, of 1100 North University Avenue, Suite 135, Little Rock, Arkansas (the ‘Purchaser’)
OF THE SECOND PART

IN CONSIDERATION OF THE COVENANTS and agreements contained in this Purchase Agreement, the parties to this Agreement agree as follows:

Purchase of Goods

1.	The Purchaser will purchase from the Seller the following goods (the “Goods”): all of the assets, liabilities, active and existing customer base and current contracts on record as of June 1, 2008.

Purchase Price

2.
The Seller will sell and transfer title of the Goods to the Purchaser on or before June 6, 2008.  The Purchaser will pay to the Seller the sum of one ($1.00) USD, paid by cash as required in clause 4 of this Agreement.

3.
The Seller and the Purchaser both acknowledge the sufficiency of this consideration.  In addition to the purchase price specified in this Agreement, the amount of any present or future sales, use, excise or similar tax applicable to the sale of the Goods will be paid by the Purchaser, or alternatively, the Purchaser will provide the Seller with a tax exemption certificate acceptable to the applicable taxing authorities.

4.
The Purchaser will make payment for the Goods at the time when, and at the place where, any document of title or registrable bill of sale, bearing any necessary endorsement, is tendered to the Purchaser.

Delivery of Goods

5.	The Goods will be deemed received by the Purchaser when title is delivered to the Purchaser at 1100 North University Avenue, Suite 135, Little Rock, Arkansas.

Risk of Loss

6.	The risk of loss from any casualty to the Goods, regardless of the cause, will be on the Seller until the title of the Goods has been accepted by the Purchaser.

Warranties

7.
The Seller warrants that (1) the Seller is the legal owner of the Goods that are free from all liens and encumbrances; (2) the Seller has the right to transfer title of these Goods; and (3) the Seller will warrant and defend the title of these Goods against any and all claims and demands of all persons.

8.
The Purchaser warrants that (1) those Goods that are not free from liens and encumbrances may be transferred in liability and re-titled to Purchaser as holder of the liability with those financial institutions that find this agreeable; (2) the Purchaser has a right to obtain a loan with its own financial institution to transfer title of those Goods that are not free from liens and encumbrances by way of borrowing funds to free the title from the Seller; (3) the Purchaser has the right to pay off outright the liens and encumbrances to obtain title; or (4) any variances of the previous that is in agreement with both Seller and Purchaser.

9.
THE SELLER EXPRESSLY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES AS TO MERCHANABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  The Purchaser has been given the opportunity to inspect the Goods or to have it inspected and the Purchaser has accepted the Goods in its existing condition.  Further, the Seller disclaims any warranty as to the condition of the Goods.

10.	The Seller makes no warranty, and no warranty will be deemed to exist, that the Purchaser holds the Goods free of the claim of any third person that may arise from patent or trademark infringement.
11.	EXCEPT FOR THE ABOVE WARANTIES, NO OTHER WARRANTY (WHETHER EXPRESSED, IMPLIED OR STATUTORY) IS MADE BY THE SELLER REGARDING THE GOODS.

Title

12.
Title to the Goods will remain with the Seller until those Goods requiring transfer according to clause 8 of this Agreement be made to transfer and the receipt of the title of those Goods is actually received by the Purchaser at which time the Seller delivers a document of title or registered Bill of Sale of all the Goods, bearing any necessary endorsement, to the Purchaser.

Security Interest

13.	The Seller retains a security interest in the Goods until paid in full.

Inspection

14.	Inspection will be made by the Purchaser at the time and place of deliver of title.

Claims

15.
The Purchaser’s failure to give notice of any claim within 10 days from the date of title delivery will constitute an unqualified acceptance of the Goods and a waiver by the Purchaser of all claims with respect to the Goods.

Excuse for Delay or Failure to Perform

16.
The Seller will not be liable in any way for any delay, priorities, fires, accidents and other causes beyond the control of the Seller.  If the Seller, in its sole judgment, will be prevented directly or indirectly, on account of any cause beyond its control, from delivering the title of the Goods at the time specified or within one month after the date of this Agreement, then the Seller will have the right to terminate this Agreement by notice in writing to the Purchaser, which notice will be accompanied by full refund of all sums paid by the Purchaser pursuant to this Agreement.

Cancellation

17.	The Seller reserves the right to cancel this Agreement:
a.	If the Seller deems that its prospect of payment is impaired, or
b.	In the event of the Purchaser’s insolvency or bankruptcy.

Notices

18.
Any notice to be given or document to be delivered to either the Seller or Purchaser pursuant to this Agreement will be sufficient if delivered personally or sent by prepaid registered mail to the address specified below.  Any written notice or delivery of documents will have been given, made and received on the day of delivery if delivered personally, or on the third (3rd) consecutive business day next following the date of mailing if sent by prepaid registered mail:

SELLER:  200 Myrtle Street, New Britain, Connecticut 06053

PURCHASER:  1100 North University Avenue, Suite 135, Little Rock, Arkansas 72207

General Provisions

19.
Headings are inserted for the convenience only and are not to be considered when interpreting this Agreement.  Words in the singular mean and include the plural and vice versa.  Words in the masculine mean and include the feminine and vice versa.

20.	All representation and warranties of the Seller contained in this Agreement will survive the closing of this Agreement.
21.
Either party to this Agreement may assign its rights under this Agreement, but the assignment will not change the duty of either party, increase the burden or risk involved, or impair the chances of obtaining the performance of the Agreement.  However, no obligation for performance imposed on either party by this Agreement may be delegated to any other person without the prior written consent of the other party.  Each party has a substantial interest in having the other party perform or control the acts required by this Agreement.

22.	This Agreement cannot be modified in any way except in writing signed by all parties to this Agreement.
23.
This Agreement will be governed by and construed in accordance with the laws of the State of Nevada, including the Nevada Uniform Commercial Code and the Seller and the Purchaser hereby attorn to the jurisdiction of the Courts of the State of Nevada.

24.
Except where otherwise stated in this Agreement, all terms employed in this Agreement will have the same definition as set forth in the Uniform Commercial Code in effect in the State of Nevada on the date of execution of this Agreement.

25.
If any clause of this Agreement is held unconscionable by any court of competent jurisdiction, arbitration panel or other official finder of fact, the clause will be deleted from this Agreement and the balance of this Agreement will remain in full force and effect.

26.	This Agreement will inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.
27.	This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.
28.	Time is of the essence in the Agreement.
29.
This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.  The Purchaser acknowledges that it has not relied upon any representation of the Seller as to prospective performance of the Goods, but has relied upon its own inspection and investigation of the subject matter.

IN WITNESS WHEREOF the parties have executed this Purchase Agreement on this 28th day of May, 2008

By:	/s/ James Ketner
James Ketner
President/CEO/Chairman
Kelyniam Global, Inc.

By:	/s/ John Mastoloni
John Mastoloni
President M2-Systems